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                                                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-88140, 33-88142, 33-88144 and 33-81011) of JP
Foodservice, Inc. of our report dated August 2, 1996, except as to Note 16, which is as of September 10, 1996 appearing on page F-1 in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" which appears on page 16 of this Form 10-K. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Baltimore, Maryland
September 26, 1996